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                                    FORM 8-A

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D. C. 20549


                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12 (b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                            COLD METAL PRODUCTS, INC.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

        New York                                                 16-1144965
--------------------------                                 -------------------
(State of incorporation                                    (I. R. S. Employer
      or organization)                                     Identification No.)

8526 South Avenue
Youngstown, Ohio                                                   44514
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(Address of principal executive offices)                        (Zip code)

Securities to be registered pursuant to Section 12(b) of the Act:


                     Common Stock, Par Value $.01 Per Share
                     --------------------------------------
                   (Title of each class to be so registered)


                             American Stock Exchange
                   -------------------------------------------
                   (Name of each exchange on which each class
                              is to be registered)


        Securities to be registered pursuant to Section 12(g) of the Act:

                                      None


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                                Page 1 of 2 Pages
                         Exhibit Index Located on Page 2


Item 1. Description of Registrant's Securities to be Registered.
        --------------------------------------------------------

          The description of the Registrant's common stock, contained under the headings "Dividend Policy" on page 8, "Capitalization" on page 10, and "Description of Capital Stock" on page 33 of the Prospectus to the registrant's Form S-1 Registration Statement, Registration No. 33-74986, filed with the Commission on February 4, 1994 and Note 4 to Notes to Consolidated Financial Statements on page 23 of the Registrant's Annual Report on Form 10-K for the fiscal year ended March 31, 1999, Commission file number 1-1144965, is hereby incorporated by reference.

Item 2. Exhibits.
        ---------

          The securities described herein are to be registered on the American Stock Exchange, on which no other securities of the Registrant are registered. Accordingly, the following exhibits required in accordance with Part II to the Instructions as to exhibits on Form 8-A are to be duly filed with American Stock
Exchange:

          The Registrant's Form S-1 Registration Statement, Registration No. 33-74986.

          The Restated Certificate of Incorporation of Registrant previously filed as Exhibit 3.1 of the Registrant's Registration Statement on Form S-1, Registration No. 33-74986.

          Amendment to the Restated Certificate of Incorporation previously filed as Exhibit 3.3 to the Registrant's Registration Statement on Form S-1, Registration No. 33-74986.

          Amended By-Laws of the Registrant previously filed as Exhibit E-1 to the Registrant's Annual Report on Form 10-K filed on June 29, 1994.

          Specimen of Registrant's Common Stock Certificate previously filed as Exhibit E-1 to the Registrant's 1995 Annual report on Form 10-K filed on June 29, 1995.

          Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


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                                               (Registrant)
                                               COLD METAL PRODUCTS, INC.

                                               By: /s/ Raymond P. Torok
                                                  ------------------------------
                                                    Name: Raymond P. Torok
                                                    Title: President
Dated: October 18, 1999